CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS
OF
SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

We, the undersigned, do hereby certify that a meeting of the Board of Directors of SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC., a corporation organized under the laws of the State of Nevada (the "Corporation"), duly held on July 7, 2020, at which time, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Securities Purchase Agreement dated July 7, 2020 (the "Agreement"), in connection with the issuance of a convertible promissory note of the Corporation in favor of FirstFire Global Opportunities Fund, LLC, in the aggregate amount of $112,000.00 (the "Note"), convertible into shares of common stock, $0.0001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with Vstock Transfer LLC, the Corporation's transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note; and the indemnification of the Vstock Transfer LLC for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the "Letter Agreement");

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note, and the Letter Agreement which provides in pertinent part: (i) reserve shares of common stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of common stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note) without any further action or confirmation by the Corporation; and the Corporation indemnifies Vstock Transfer LLC for all loss, liability, or expense in carrying out the authority and direction contained in the Letter Agreement;

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered, and directed, from time-to-time, to take such additional action and to execute, certify, and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

The undersigned, does hereby certify that he is a member of the of the Board Of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its bylaws and the laws of the State of Nevada, as transcribed by us from the minutes; and that the same have not in any way have been made, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, I have hereunto set our hands as Chief Executive Officer and Member of the Board of Directors of the Corporation.

Dated: July 7, 2020

William Robinson,
Chief Executive Officer/Member of the Board